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                                                                    EXHIBIT 99.2

                           CUPERTINO NATIONAL BANCORP
                         20230 STEVENS CREEK BOULEVARD
                              CUPERTINO, CA 95014

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      AND MAY BE REVOKED PRIOR TO EXERCISE

    The undersigned hereby appoints C. Donald Allen and Steven C. Smith as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Cupertino National Bancorp held of record by the undersigned on September 9, 1996, at the Special Meeting of Shareholders to be held on October 30, 1996, at the Saratoga Country Club, 1890 Prospect Road, Saratoga, California, at 5:00 p.m. Pacific time, or any postponement or adjournment thereof, upon the following matter as set forth in the Notice of Meeting and Joint Proxy Statement/Prospectus:

        1. To approve the principal terms of the Second Amended and Restated Agreement and Plan of Reorganization and Merger dated as of August 20, 1996, by and between Mid-Peninsula Bancorp ("Mid-Peninsula") and Cupertino National Bancorp ("Cupertino"), pursuant to which, among other things, Cupertino will be merged with and into Mid-Peninsula (the "Merger") with Mid-Peninsula surviving the Merger and changing its name to Greater Bay Bancorp.

                  / / FOR         / / AGAINST        / / ABSTAIN

        2. In their discretion, the proxies are authorized to vote upon other business as may properly come before the meeting

                / / GRANT AUTHORITY        / / WITHHOLD AUTHORITY

    Please sign exactly as name appears to the left. When shares are held in joint tenancy, all of such persons should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     Date: ---------------------------------, 1996          ---------------------------------------------------
                                                                                 Signature

        Number of Shares: ---------------------
                                                            ---------------------------------------------------
                                                                         Signature if held jointly

               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
           DIRECTED HEREIN BY THE ABOVE SHAREHOLDER. IF NO DIRECTION
               IS GIVEN THIS PROXY WILL BE VOTED FOR PROPOSAL 1.